EX-99.77Q1 OTHR EXHB
SUB-ITEM 77Q1(e):  COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY
CONTRACTS

Management Agreement, between LoCorr Investment Trust (the "Trust") and LoCorr
Fund Management, LLC, is filed herewith.

Sub-Advisory Agreement, between LoCorr Fund Management, LLC and Graham Capital
Management, L.P., with respect to the LoCorr Managed Futures Strategy Fund, dated
February 23, 2016, is incorporated herein by reference to Exhibit EX-99.(D)(VIII) to
Post-Effective Amendment No. 25 to the Trust's registration statement on Form N-1A, filed on April 29, 2016, SEC Accession number 0000894189-16-009341 (File No. 811-
22509).

Sub-Advisory Agreement, between LoCorr Fund Management, LLC and Trust &
Fiduciary Income Partners, LLC with respect to the LoCorr Spectrum Income Fund and the LoCorr Multi-Strategy Fund, dated March 28, 2016, is incorporated herein by reference to Exhibit EX-99.(D)(IX) to Post-Effective Amendment No. 25 to the Trust's
registration statement on Form N-1A, filed on April 29, 2016, SEC Accession number
0000894189-16-009341 (File No. 811-22509).

Sub-Advisory Agreement, between LoCorr Fund Management, LLC and Millburn
Ridgefield Corporation, with respect to the LoCorr Managed Futures Strategy Fund, dated February 23, 2016, is incorporated herein by reference to Exhibit EX-99.(D)(X) to
Post-Effective Amendment No. 25 to the Trust's registration statement on Form N-1A, filed on April 29, 2016, SEC Accession number 0000894189-16-009341 (File No. 811-
22509).

Sub-Advisory Agreement, between LoCorr Fund Management, LLC and Revolution
Capital Management, LLC, with respect to the LoCorr Managed Futures Strategy Fund, dated February 23, 2016, is incorporated herein by reference to Exhibit EX-99.(D)(XI) to
Post-Effective Amendment No. 25 to the Trust's registration statement on Form N-1A, filed on April 29, 2016, SEC Accession number 0000894189-16-009341 (File No. 811-
22509).